UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2008

WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)

(512) 732-0932 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            On January 10, 2008, Wilson Holdings, Inc. (“Wilson” or the “Company) appointed Cindy Hammes as its Vice President of Finance and as its principal financial officer and principal accounting officer.

Ms. Hammes, 29, is the Vice President of Finance of Wilson Holdings, Inc.  From May 2007 to January 2008, she served as Controller of Wilson Holdings, Inc.  From July 2006 to May 2007, Ms. Hammes served as Controller for Andrew Harper Travel, a privately-held luxury travel services company.  From November 2003 to May 2006, Ms. Hammes served in various capacities at Capital Pacific Homes, a privately-held national homebuilding company, including as Controller/Division CFO and Senior Financial Analyst.  From August 2001 to November 2003, Ms. Hammes served in various capacities at Deloitte and Touche, LLP, including as a Senior Auditor.  Ms. Hammes is a Certified Public Accountant and holds a B.S. in Finance and Accounting from Kansas State University.

(b)            Effective January 10, 2008, Lisa Tucker, the Chief Accounting Officer and principal accounting officer of the Company, will no longer serve in those capacities with the Company. In addition, as disclosed in the Company’s Current Report on Form 8-K dated September 18, 2007, effective with the filing of the Company’s Annual Report on Form 10-KSB for the transition period from January 1, 2007 to September 30, 2007, Arun Khurana transitioned from his position as the Company’s principal financial officer into a consulting role to the Company.

Item 7.01.         Regulation FD Disclosure.

On January 10, 2008, Wilson Holdings, Inc. effected a reduction in force which resulted in the termination five of the Company’s employees.  Following this reduction in force, the Company has 20 full-time employees and four consultants.  These actions are a part of the Company’s efforts to continue to reduce its expenditures through fiscal 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON HOLDINGS, INC.

Dated: January 11, 2008	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer